                           NeoMedia Technologies, Inc.

                                  Exhibit 01.2




                                 March 19, 2002

TO:      Warrant Holder

         Re:      Warrant Repricing

Dear Warrant Holder:

         NeoMedia Technologies, Inc. (the "Company") has issued to you ("Holder") a warrant to purchase shares of the Company's common stock (the "Warrant"). The Company hereby agrees that for a period of six (6) months commencing on the date of this letter (the "Deadline"), the exercise price under the Warrant Agreement shall be lowered to a price equal to the greater of: 50% of the last sale price of the Company's common stock on the NASDAQ stock market on the trading date immediately preceding the date of exercise, or $0.12. This warrant repricing offer is being made to all holders of registered warrants (those holders accepting this offer collectively referred to as the Warrant Holders").

         The repricing is subject to the following conditions:

                  1. Holder shall be required to open a trading account with VFinance, Inc. ("Broker"). Holder shall deliver the Warrant to the Company with an executed notice of exercise for the amount of shares Holder elects to participate in the program (see the attached Exercise Procedures). Until the Deadline, Broker shall have the discretion to exercise the Warrant on behalf of Holder and to sell the underlying shares for the benefit of Holder. Subject to this condition, Broker, to the exclusion of Holder, shall have discretion over the timing and amount of the exercise of the Warrants and sale of the underlying shares. Broker shall attempt to treat all Warrant Holders in an equitable manner. Broker is not required to exercise all Warrants before the Deadline.

                  2. Unless Holder shall otherwise specify and shall make direct payment to the Company of the purchase price for shares purchased upon the exercise of a Warrant, Broker shall withhold and remit to the Company from shares sold for the benefit of the Holder the amount of the purchase price for shares purchased upon the exercise of the Warrant. Holder shall not be entitled to exercise the Warrant on a cashless basis as may be provided in the Warrant Agreement.


                                     01.2-1

                  3. In the event that the Warrant has not been exercised in full on the above terms by the Deadline, this offer shall terminate and any further rights under the Warrant shall continue as they are set forth in the Warrant Agreement, including the stated exercise price.

                  Holder acknowledges that by executing this letter it is obligating itself to exercise the Warrant at the discretion of the Broker and to sell the underlying shares of common stock. By exercising the Warrant and selling the underlying shares of common stock, Holder will be foregoing any future appreciation in the value of the Warrant or underlying common stock.

         Holder acknowledges that it has received the disclosure attached to this letter regarding access to public information about the Company. Holder further acknowledges that it has received the disclosure attached to this letter regarding risks of an investment in the Company.

         If you agree to participate in this warrant repricing program according to the terms provided below, you must execute the additional copy of this letter and return it in the enclosed envelope by no later than thirty (30) days from the date of this letter. If a signed letter is not received by that date you will be deemed to have rejected this offer.

                                                 Very truly yours,

                                                 NEOMEDIA TECHNOLOGIES, INC.

                                            By:  /s/ Charles W. Fritz
                                                 -----------------------------
                                                 Charles W. Fritz
                                                 Chief Executive Officer

WARRANT HOLDER ACCEPTANCE

I agree to participate in the warrant
repricing program on the above terms.


Warrant Holder (exact name as indicated on warrant):


By:
     ----------------------------------

Print Name:
            ---------------------------


                                     01.2-2

Procedure for Participating in Warrant Repricing Program
--------------------------------------------------------

1.       Holder signs repricing letter.

2. Holder completes enclosed application to open brokerage account at VFinance. Please complete appropriate application (business or personal) for the account.

3.       Holder faxes application and mails original to the following:

                           Shelly Singhal
                           c/o Angela McCleer
                           23 Corporate Plaza
                           Suite 210
                           Newport Beach, CA  92660
                           Fax: (949) 718-1159


4. Holder completes Exhibit A, "Notice of Exercise" attached to the back of their warrant as to the number of shares to be included in the program.

5. Holder sends original warrant and signed original of Exhibit A to NeoMedia Technologies.

6. The proceeds from a transaction (sales price less warrant strike price less commissions and fees) will be credited to your account at the brokerage firm.



Please send warrant correspondence to:
NeoMedia Technologies, Inc.
2201 Second Street, Suite 600
Ft. Myers, FL 33912
Attn: Controller


For further information regarding exercising warrants during the warrant call, please contact NeoMedia's Controller, David Dodge, at 941-337-3434 x166.


                                     01.2-3

                              ACCESS TO INFORMATION
                              ---------------------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the offices of the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials may be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file such reports, statements and information electronically with the Commission. The Commission's Web site address is http://www.sec.gov. The Company's Common Stock is listed on the NASDAQ Stock Exchange and reports and other information about the Company can be inspected at such exchange.

         The following documents regarding the Company are incorporated by reference and made a part of this letter agreement to which this is attached:

         (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2000.

         (b) Form 10-Q/A for the three- and nine-month periods ending September 30, 2001.

         (c) Form 10-Q for the three- and six-month periods ending June 30, 2001.

         (d)      Form 10-Q/A for the three-month period ending March 31, 2001.

         (e) Form 8-K/A dated November 5, 2001, disclosing change in independent accountants.

         (f) Form 8-K/A dated June 6, 2001, disclosing material purchase of assets from Qode.com, Inc.

         (g) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on November 18, 1996, including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

                                     01.2-4

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Holder acknowledges receipt of the documents listed above which have been incorporated by reference. Holder acknowledges that the Company has made available to the Holder, or to the Holder's personal advisors, the opportunity to obtain additional information to verify the accuracy of the information contained in the letter agreement and to evaluate the merits and risks of a Holder's investment in the Company.



                                     01.2-5

                                  RISK FACTORS

Risks Specific To NeoMedia
--------------------------

We Have Had A Retained Deficit; We Anticipate Future Losses.

         We have incurred substantial losses since our inception, and we anticipate continuing to incur substantial losses for the foreseeable future. We incurred a loss of $5,409,000 in the year ended December 31, 2000, $10,472,000 in the year ended December 31, 1999, $11,495,000 in the year ended December 31, 1998, $5,973,000 in the year ended December 31, 1997, and $3,075,000 in the year ended December 31, 1996. Our accumulated losses were approximately $61,651,000 on September 30, 2001. As of September 30, 2001 and December 31, 2000, we had a working capital (deficit) of approximately $(4,291,000) and $8,426,000, respectively. We had stockholders' equity of $1,331,000 and $19,110,000 at September 30, 2001 and December 31, 2000, respectively. See our publicly available financial statements and the related notes included in the other Disclosure Materials referenced in this Subscription Booklet. We generated revenues of $3,790,000 for the nine months ended September 30, 2001 and $27,565,000 for the year ended December 31, 2000. In addition, during the nine months ended September 30, 2001 and the year ended December 31, 2000, we recorded negative cash flows from operations of $4,848,000 and $6,775,000, respectively. To succeed, we must develop new client and customer relationships and substantially increase our revenue derived from improved products and additional value-added services. We have expended and will continue to expend substantial resources to develop and improve our products, increase our value-added services and to market our products and services. These development and marketing expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.

         Our Auditors Have Qualified Their Report On Our Financial Statements With Respect To Our Ability To Continue As A Going Concern.

         The report of Arthur Andersen LLP, our former independent auditors, with respect to our financial statements and the related notes, indicate that, at the date of their report, we had suffered recurring losses from operations and our current cash position raised substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. See our financial statements and the related notes included in the other Disclosure Materials referenced in this Subscription Booklet.

         Because The Physical World - to - Internet Market In Which We Operate Has Existed For A Short Period Of Time, There Is Limited Information Upon Which Investors Can Evaluate Our Business.

         The physical world-to-Internet market in which we operate is a recently developed market. Further, we have conducted operations in this market only since March 1996. Consequently, we may be deemed to have a relatively limited operating history upon which you may base an evaluation of our primary business and determine our prospects for achieving our intended business objectives. To date, we have sold our physical world-to-Internet products to only 12 companies. Further, Digital:Convergence Corporation, our primary customer for our physical world-to-Internet products, is facing pressing financial difficulties and is presently being sued by us for default on a promissory note issued to us in lieu of payment. We are prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in our business plan. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history in our primary market, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in new and rapidly evolving markets, such as the physical world-to-Internet space. To address these risks, we must, among other things,


                                     01.2-6

         -        Maintain and increase our client base;

         - Implement and successfully execute our business and marketing strategy;

         -        Continue to develop and upgrade our products;

         - Continually update and improve our service offerings and features;

         -        Respond to industry and competitive developments; and

         -        Attract, retain, and motivate qualified personnel.

We may not be successful in addressing these risks. If we were unable to do so, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

         Fluctuations In Our Operating Results May Affect Our Stock Price.

         As a result of the emerging and evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

         -        Our ability to retain existing clients and customers;

         - Our ability to attract new clients and customers at a steady rate;

         -        Our ability to maintain client satisfaction;

         - Our ability to motivate potential clients and customers to acquire and implement new technologies;

         -        The extent to which our products gain market acceptance;

         -        The timing and size of client and customer purchases;

         -        Introductions of products and services by competitors;

         -        Price competition in the markets in which we compete;

         - The pricing of hardware and software which we resell or integrate into our products;

         - The level of use of the Internet and online services and the rate of market acceptance of physical world-to-Internet marketing;

         - Our ability to upgrade and develop our systems and infrastructure in a timely and effective manner;

         - Our ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

         - The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure;

         - Unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

         - General economic conditions and economic conditions specific to Internet technology usage and electronic commerce.

                                     01.2-7

         We Are Uncertain Of The Success Of Our Application Services Business Unit And The Failure Of This Unit Would Negatively Affect The Price Of Our Stock.

         We provide products and services that provide a seamless link from physical objects, including printed material, to the Internet. We can provide no assurance that:

         - This application services business unit will ever achieve profitability;

         - Our current product offerings will not be adversely affected by the focusing of our resources on the physical world-to-Internet space; or

         -        The products we develop will obtain market acceptance.

         In the event that the application Services business unit should never achieve profitability, that our current product offerings should so suffer, or that our products fail to obtain market acceptance, our business, prospects, financial condition, and results of operations would be materially adversely affected.

         We Depend On The Resale Of Software And Equipment For Revenue And A Reduction In These Sales Would Materially Adversely Affect Our Operations And The Value Of Our Stock.

         During the years ended December 31, 2000, 1999, 1998, 1997, and 1996, and the nine months ended September 30, 2001 and 2000, we derived 66%, 78%, 72%, 78%, 83%, 90% and 97%, respectively, of our revenues from the resale of computer software and technology equipment. A loss or a reduction of this revenue would have a material adverse effect on our business, prospects, financial condition, and results of operations, as well as our stock price. We can provide no assurance that:

         -        The market for our products and services will continue;

         - We will be successful in marketing these products due to competition and other factors;

         - We will continue to be able to obtain short-term financing for the purchase of the products that we resell; or

         - Our relationship with companies whose products and services we sell will continue, including our relationship with Sun Microsystems Computer Company.

         Further, the technology and equipment resale business is becoming a commodity industry for products undifferentiated by value-added proprietary elements and services. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer. An inability to effectively compete and generate revenues in this industry would have a material adverse effect on our business, prospects, financial condition, and results of operations.

         A Large Percentage Of Our Assets Are Intangible Assets, Which Will Have Little Or No Value If Our Operations Are Unsuccessful.

         At September 30, 2001, approximately 53% of our total assets were intangible assets, consisting primarily of rights related to our patents and other intellectual property. If our operations are unsuccessful, these assets will have little or no value, which will materially adversely affect the value of our stock and the ability of our stockholders to recoup their investments in our capital stock.


                                     01.2-8

         Our Marketing Strategy Has Not Been Tested And May Not Result In
         Success.

         To date, we have conducted limited-marketing efforts directly. All of our marketing efforts have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate the markets in which we compete, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to expand our sales staff after this offering. Our failure to further develop our marketing capabilities and successfully market our products and services would have a material adverse effect on our business, prospects, financial condition, and results of operations.

         We Rely On Internally Developed Systems, Which Are Inefficient, Which May Put Us At A Competitive Disadvantage.

         We use internally developed technologies for a portion of our systems integration services, as well as the technologies required to interconnect our clients' and customers' physical world-to-Internet systems and hardware with our own. As we developed these systems in order to integrate disparate systems and hardware on a case-by-case basis, these systems are inefficient and require a significant amount of customization. Such client and customer specific customization is time-consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems. We intend to upgrade and expand our systems and technologies and to integrate newly-developed and purchased technologies with our own in order to improve the efficiency of our systems and technologies, although we are unable to predict whether these upgrades will improve our competitive position when compared to our competitors.

         We Have Limited Human Resources; We Need To Attract And Retain Highly Skilled Personnel; And We May Be Unable To Effectively Manage Our Growth With Our Limited Resources.

         Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Due to our current working capital deficiency, we are currently unable to afford a directors' and officers' liability insurance policy with a term of greater than six months. Our existing policy expires on July 25, 2002. To the extent that sufficient resources are available, we intend to maintain a directors' and officers' liability insurance policy at all times. However, any inability to maintain such liability insurance in the future would materially adversely affect our ability to attract and retain qualified director and officer candidates. If we are not successful in attracting and retaining qualified personnel, our business, prospects, financial condition, and results of operations would be materially adversely affected.


                                     01.2-9

         We Depend Upon Our Senior Management And Their Loss Or Unavailability Could Put Us At A Competitive Disadvantage.

         Our success depends largely on the skills of certain key management and technical personnel. The loss or unavailability of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. None of our key management or technical personnel is presently subject to employment agreements. We have recently awarded stock options to key members of management. All key management personnel are required to sign non-solicitation and confidentiality agreements. However, there is no guarantee that these option incentives or contractual restrictions will discourage our key management and technical personnel from leaving. If we were not successful in retaining our key personnel, our business, prospects, financial condition, and results of operations would be materially adversely affected.

         We May Be Unable To Protect Our Intellectual Property Rights And We May Be Liable For Infringing The Intellectual Property Rights Of Others.

         Our success in the physical world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including our patents and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees, as well as our patents. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have four patents for our physical world-to-Internet technology. We also have several trademarks relating to our proprietary products. Although we believe that we have taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to our proprietary technology enter into confidentiality agreements with us, we can provide no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire patented or unpatented technologies or products similar or superior to ours.

         We license from third parties certain software tools that we include in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third-party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Risks Specific To NeoMedia - Currently Pending Legal Actions Threaten To Divest Us Of Critical Intellectual Property."


                                     01.2-10

         Currently Pending Legal Actions Threaten To Divest Us Of Critical Intellectual Property.

         On September 6, 2001, AirClic, Inc. ("AirClic") filed suit against us in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to us under the terms of a letter of intent entered into between AirClic and us. The letter of intent was subsequently abandoned on the basis of our alleged breach of certain representations made by us in the promissory note issued by us to AirClic in respect of such advance. The note issued by us in respect of AirClic's $500,000 advance is secured by substantially all of our intellectual property, including our core physical world-to-Internet technologies. If we are deemed to have defaulted under the note, and we do not pay the judgment, AirClic, which is one of our key competitors, could acquire our core intellectual property, which would have a material adverse effect on our business, prospects, financial condition, and results of operations. We are vigorously defending this lawsuit and have interposed counterclaims against AirClic. The lawsuit is in its preliminary stages and, as such, at this time it is difficult to assess the outcome. Whether or not AirClic is successful in asserting its claims that we breached certain representations made by us in the note, the note became due and payable in accordance with its terms on January 11, 2002. Based on the cash currently available to us, payment of the note and related interest would have a material adverse effect on our financial condition. If we fail to pay such note, AirClic could proceed against our intellectual property securing the note, which would have a material adverse effect on our business, prospects, financial condition, and results of operations. We are aggressively seeking bridge financing to enable us to pay the principal and interest remaining under the note following the resolution of our counterclaims against AirClic. See "Risks Specific to NeoMedia - We Cannot Predict Our Capital Needs And We May Not Be Able To Secure Additional Financing".

         AirClic has also filed suit against us in the United States District Court for the Eastern District of Pennsylvania. In this second action, AirClic seeks a declaration that certain core intellectual property securing the note issued by us to AirClic, some of which is patented and others for which a patent application is pending is invalid and unenforceable. Any declaration that our core patented or patentable technology is invalid and unenforceable would have a material adverse effect on our business, prospects, financial condition, and results of operations. We are vigorously defending against this lawsuit. See "Risks Specific to NeoMedia - We May Be Unable To Protect Our Intellectual Property Rights And We May Be Liable For Infringing The Intellectual Property Rights Of Others".

         We Are Exposed To Product Liability Claims For Which Insurance Coverage Is Limited, Potentially Inadequate And In Some Cases Unavailable, And An Uninsured Claim Could Have A Material Adverse Effect On Our Business, Prospects, Financial Condition, And Results Of Operations, As Well As The Value Of Our Stock.

         Many of our projects are critical to the operations of our clients' businesses. Any failure in a client's information system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. We could, therefore, be subject to claims in connection with the products and services that we sell. We currently maintain product liability and errors and omissions insurance. There can be no assurance that:

         - We have contractually limited our liability for such claims adequately or at all;

         - We would have sufficient resources to satisfy any liability resulting from any such claim;

         - Our coverage, if available, will be adequate in term and scope to protect us against material adverse effects in the event of a successful claim; or

         -        Our insurer will not disclaim coverage as to any future claim.


                                     01.2-11

The successful assertion of one or more large claims against us that exceed available insurance coverage could materially adversely affect our business, prospects, financial condition, and results of operations.

         We Cannot Predict Our Future Capital Needs And We May Not Be Able To Secure Additional Financing.

         We expect to receive up to $500,000 attributable to the payment of the exercise prices of options for shares of common stock that we are in the process of registering for public resale. We also expect to receive up to $190,000 in cash, and an additional $3,040,000, plus interest at a rate of 6% per annum, upon repayment of promissory notes issued to us, in each case as consideration for 19,000,000 shares of our common stock, sold at $0.17 per share, offered by us in this an offering currently in progress, assuming all 19,000,000 of such shares offered in such offering are purchased and the promissory notes are repaid in full. Despite the anticipated infusion of such capital, and because we cannot reliably predict when or if such warrant exercises, cash payments and note repayments will occur, if at all, we are unable to determine whether and for how long we will be able to meet our capital requirements. We anticipate offering up to 10,000,000 additional shares of common stock within six months of this offering and offering of convertible debt and preferred stock securities in order to obtain short-term financing. As is typical with short-term, bridge financing, this capital may be obtained upon terms highly unfavorable to us. Further, we cannot be certain that anticipated revenues from operations would be sufficient to satisfy our capital requirements. We believe that we will have sufficient capital to sustain operations through December 31,2002. Our belief is based on our operating plan, which in turn is based on assumptions that may prove to be incorrect. If capital raised from financing efforts and our financial resources are insufficient we may require additional financing in order to execute on our operating plan and continue as a going concern. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans for expansion, repay our debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on our business, prospects, financial condition and results of operations. In the event that any future financing should take the form of a sale of equity securities, the holders of the common stock may experience additional dilution. As a method of satisfying our accounts payable and conserving our cash reserves and revenues until additional working capital becomes available to us, we have reserved 4,300,000 shares of our common stock for issuance to key vendors in discharge of our debts. To date, 1,666,352 shares, in the aggregate, have been issued to creditors in satisfaction of current and future accounts payable.

         Because We Will Not Pay Cash Dividends, Investors May Have To Sell Their Shares In Order To Realize Their Investment.

         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. Any credit agreements into which we may enter with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the Board of Directors decides is relevant. As a result, investors may have to sell their shares of common stock to realize their investment.

                                     01.2-12

         Some Provisions Of Our Certificate of Incorporation And By-Laws May Deter Takeover Attempts, Which May Limit The Opportunity Of Our Stockholders To Sell Their Shares At A Premium To The Then Market Price.

         Some of the provisions of our certificate of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then market price. On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right to acquire Series A Preferred Stock of the Company, par value $0.01 per share, on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued thereafter until a pre-defined hostile takeover date. The stockholder rights plan was adopted as an anti-takeover measure commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders not engaged in a hostile takeover attempt to receive fair and equal treatment in any proposed takeover of the corporation and to guard against partial or two-tiered tender offers, open market accumulations and other hostile tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. This stockholders rights plan may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in control of NeoMedia. Certain of our directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership were exempted from triggering the "poison pill" as a result of their significant holdings at the time of the plan's adoption, which otherwise might have triggered the "poison pill."

         In addition, our certificate of incorporation authorizes the Board of Directors to designate and issue preferred stock, in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, and redemption rights, and sinking fund provisions.

         We are authorized to issue a total of 10,000,000 shares of Preferred Stock, par value $0.01 per share. Our designated Preferred Stock is currently comprised of 200,000 shares of Series A Preferred Stock, par value $0.01 per share, which shares are issuable in connection with our stockholders rights plan, and 47,511 shares of Series A Convertible Preferred Stock, par value $0.01 per share. No shares of our preferred stock are currently issued or outstanding.

Risks Relating To Our Industry
------------------------------

         Internet Security Poses Risks To Our Entire Business.

         Concerns over the security of the Internet and other electronic transactions and the privacy of consumers and merchants may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions, which may have a material adverse effect on our physical world-to-Internet business.


                                     01.2-13

         We Will Only Be Able To Execute Our Physical World-To-Internet Business Plan If Internet Usage and Electronic Commerce Continue To Grow.

         Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of information and commerce. If use of the Internet and other online services does not continue to grow or grows more slowly than we expect, if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our physical world-to-Internet business, and therefore our business, prospects, financial condition, and results of operations, could be materially adversely affected. Rapid growth in the use of, and interest in, the Internet, the Web, and online services is a recent phenomenon, and may not continue on a lasting basis. In addition, customers may not adopt, and continue to use, the Internet and other online services as a medium of information retrieval or commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers and businesses must be willing to accept and use novel and cost efficient ways of conducting business and exchanging information.

         In addition, the public in general may not accept the Internet and other online services as a viable commercial or information marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online networks continue to experience significant growth in the number of users, their frequency of use, or in their bandwidth requirements, the infrastructure for the Internet and online networks may be unable to support the demands placed upon them. In addition, the Internet or other online networks could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Significant issues concerning the commercial and informational use of the Internet and online networks technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online networks generally and our physical world-to-Internet product and networks in particular.

         We May Not Be Able To Adapt As The Internet, Physical
         World-to-Internet, Equipment Resales, And Systems Integrations Markets, And Customer Demands, Continue To Evolve.

         We may not be able to adapt as the Internet, physical world-to-Internet, equipment resales and systems integration markets, and consumer demands, continue to evolve. Our failure to respond in a timely manner to changing market conditions or client requirements would have a material adverse effect on our business, prospects, financial condition, and results of operations. The Internet, physical world-to-Internet, equipment resales, and systems integration markets are characterized by:

         -        Rapid technological change;

         -        Changes in user and customer requirements and preferences;

         - Frequent new product and service introductions embodying new technologies; and

         - The emergence of new industry standards and practices that could render proprietary technology and hardware and software infrastructure obsolete.

         Our success will depend, in part, on our ability to:

         - Enhance and improve the responsiveness and functionality of our products and services;

         - License or develop technologies useful in our business on a timely basis;

         - Enhance our existing services, and develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective or current customers; and

         - Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.


                                     01.2-14

         We May Not Be Able To Compete Effectively In The Markets In Which We Compete.

         While the market for physical world-to-Internet technology is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

         In addition, the equipment resales and systems integration markets are increasingly competitive. We compete in these industries on the basis of a number of factors, including the attractiveness of the services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and understanding clients' needs. A number of these factors are beyond our control. Existing or future competitors may develop or offer products or services that provide significant technological, creative, performance, price, or other advantages over the products and services offered by us.

         Many of our competitors have longer operating histories, larger customer bases, and longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Based on total assets and annual revenues, we are significantly smaller than our two largest competitors in the physical world-to-Internet industry, the primary focus of our business. Similarly, we compete against significantly larger and better-financed companies in our systems integration and resales businesses, including the manufacturers of the equipment and technologies that we integrate and resell. If we compete with our primary competitors for the same geographical or institutional markets, their financial strength could prevent us from capturing those markets. We may not successfully compete in any market in which we conduct or may conduct operations. In addition, based on the increasing consolidation, price competition, and participation of equipment manufacturers in the systems integration and equipment resales markets, we believe that we will not be able to compete effectively in these markets in the future. It is for this reason, that we have increasingly focussed our business plan on competing in the emerging market for physical world-to-Internet products.


                                     01.2-15

         Regulatory And Legal Uncertainties Could Harm Our Business.

         We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. The growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations. Moreover, the relevant governmental authorities have not resolved the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

         Certain of our proprietary technology allow for the storage of demographic data from our users. In 2000, the European Union adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit our ability to collect and use information collected by our technology in certain European countries. In addition, the Federal Trade Commission and several state governments have investigated the use by certain Internet companies of personal information. We could incur significant additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

Risks Specific To This Offering
-------------------------------

         Our Common Stock Trades Sporadically, The Offering Price Of Our Common Stock Is Arbitrary, The Market Price Of Our Securities May Be Volatile, And We Must Satisfy The Applicable Requirements For Our Common Stock To Trade On The Nasdaq Small Cap Market.

         Our common stock currently trades sporadically on the Nasdaq Small Cap Market. The market for our common stock may continue to be an inactive market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock into which the preferred stock offered in this offered in this offering is automatically convertible at a price that is attractive to you.


                                     01.2-16

         Our common stock has traded as low as $0.11 and as high as $6.75 between June 30, 2000 and March 15, 2002. From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. This type of litigation, regardless of the outcome, could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our business, prospects, financial condition, and results of operations. The Nasdaq Stock Market has net capital surplus and stock price maintenance criterion for trading on the Nasdaq Small Cap Market. We currently are below the minimum requirements for Net Tangible Assets and Stockholder equity. Our ability to continue to be listed on the Nasdaq Stock Market will depend on whether we are able to maintain net tangible assets of at least $2,000,000 and maintain a minimum stock price of $1.00.

         If we cannot maintain the standards for continued listing, our common stock could be subject to delisting from the Nasdaq Small Cap Market. Trading, if any, in our common stock would then be conducted in the over-the-counter market on the OTC Bulletin Board established for securities that do not meet the Nasdaq Small Cap Market listing requirements, or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our shares.

         On March 15, 2002, we announced that we had requested a hearing before a NASDAQ Listing Qualifications Panel to review a NASDAQ Staff Determination indicating that as of December 31, 2001, NeoMedia did not comply with either the minimum $2,000,000 net tangible assets or the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that NeoMedia securities were, therefore, subject to delisting.

         You May Suffer Significant Additional Dilution If Outstanding Options And Warrants Are Exercised.

         We also have outstanding stock options to purchase approximately 5.0 million shares of common stock and warrants to purchase approximately 3.2 million shares of common stock, some of which may in the future, but do not currently, have exercise prices at or significantly below the price at which the preferred stock offered in this offering converts into common stock or the price of our common shares on the public market. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

                                     01.2-17

         Future Sales Of Common Stock By Our Existing Stockholders Could Adversely Affect Our Stock Price.

         The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this or other offerings of common stock or securities convertible, exercisable or exchangeable for common stock, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Our officers and directors are not currently subject to lock-up agreements preventing them from selling their shares. Two of our officers and directors, Charles W. Fritz and William E. Fritz intend to sell an aggregate of 3,945,551 shares of common stock in connection with a registration that we are currently in the process of making effective. Additionally, shares issued upon the exercise of stock options granted under our stock option plans will be eligible for resale in the public market from time to time subject to vesting.

         In addition, we may offer for sale up to 10,000,000 additional shares of common stock within six months from the date of this offering, as necessary to raise capital to sustain our operations. While applicable law provides that unregistered securities may not generally be resold within one year of their purchase, market conditions may require us to register such shares for public sale earlier than such shares would otherwise become freely tradable, thereby creating the possibility of further dilution to purchasers of our shares in this offering.



                                     01.2-18